UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Collegiate Funding Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50846	04-3649118
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia		22408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(540) 374-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On July 27, 2005, Collegiate Funding Services, Inc. announced that, on July 20, 2005, Collegiate Funding Services Education Loan Trust 2005-B closed an offering of $1.3 billion in floating rate Student Loan Asset-Backed Notes. The proceeds of the offering will be used to refinance approximately $900 million in auction rate certificates remaining under the company’s privately placed master trust, Collegiate Funding Services Education Loan Trust I. The additional $400 million will be used to finance FFELP consolidation loans currently outstanding in the company’s warehouse facility.

As a result of this transaction, the company will expense $4.3 million of unamortized note issuance costs related to the auction rate certificates. The company expects this expense to be offset over the next three years by the elimination of the 25 basis point broker dealer fee incurred under Education Loan Trust I and by a significant reduction in the company’s exposure to interest rate volatility.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Exhibit Description
99.1 Press release dated July 27, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Funding Services, Inc.

July 27, 2005	By:	/s/ J. Barry Morrow

Name: J. Barry Morrow
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 27, 2005